UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 30, 2013

THORATEC CORPORATION

(Exact name of Registrant as Specified in its Charter)

California	000-49798	94-2340464
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6035 Stoneridge Drive

Pleasanton, California  94588

(Address of principal executive
offices including zip code)

(925) 847-8600

(Registrant’s telephone number,
including area code)

Not Applicable

(Former name or former address,
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 30, 2013, Thoratec Corporation, a California corporation (“Thoratec”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Terumo Corporation, a corporation formed pursuant to the laws of Japan (“Terumo Parent”), and Terumo Heart, Inc., a Delaware corporation (“THI,” and together with Terumo Parent, collectively, “Terumo”).

Pursuant to the terms of the Asset Purchase Agreement, on June 30, 2013, Thoratec acquired certain assets (the “Purchased Assets”) and assumed certain liabilities from Terumo, in each case, related to the DuraHeart II Left Ventricular Assist System product line (the “Product”) previously under development by Terumo (the “Acquisition”).  The aggregate value of the cash consideration paid by Thoratec to Terumo at the closing of the Acquisition was $13.0 million.  In addition, Thoratec is obligated to make certain milestone payments to Terumo (in an aggregate amount of up to $43.5 million), contingent upon the achievement of certain milestones relating to regulatory approvals and the commercialization of the Product.  Subject to certain terms and conditions set forth in the Asset Purchase Agreement, Terumo also maintains the right to repurchase the Purchased Assets and assume certain liabilities relating thereto in the event that Thoratec does not fulfill certain conditions relating to the development of the Product by August 15, 2016 (as may be extended pursuant to the terms of the Asset Purchase Agreement).

Terumo and Thoratec have made customary representations and warranties and agreed to customary covenants in the Asset Purchase Agreement, including covenants prohibiting either party from soliciting certain employees of the other party.  Subject to certain limitations, each party has also agreed to indemnify the other for breaches of representations, warranties, covenants and other specified matters.

The foregoing description of the Asset Purchase Agreement and the Acquisition contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Asset Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference. The Asset Purchase Agreement has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about Thoratec or Terumo. The Asset Purchase Agreement contains representations and warranties by Thoratec and Terumo which have been made solely for the benefit of the contracting parties.  These representations and warranties (i) may be intended not as statements of fact, but rather as a means of allocating risk between Thoratec and Terumo should those statements prove to be inaccurate, (ii) have been qualified by disclosures made by each contracting party to other parties in connection with the negotiation of the Asset Purchase Agreement, (iii) may apply standards of materiality different from what may be considered material to investors, and (iv) were made only as of the date of the Asset Purchase Agreement or such other date(s) as may be specified in the Asset Purchase Agreement and may not reflect more recent developments. Accordingly, these representations and warranties may not describe the actual state of affairs at the date they were made or at any other time.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 is incorporated herein by reference.

Item 8.01 Other Events

On July 1, 2013, Thoratec issued a press release announcing that it had entered into the Asset Purchase Agreement and consummated the Acquisition.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Thoratec will provide the required financial statements by amendment to this Form 8-K not later than 71 calendar days after the date that this Form 8-K must be filed.

(b) Pro Forma Financial Information.

Thoratec will provide the required pro forma financial information by amendment to this Form 8-K not later than 71 calendar days after the date that this Form 8-K must be filed.

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(d) Exhibits.

Exhibit Number	Exhibit

2.1	Asset Purchase Agreement, dated as of June 30, 2013, by and among Thoratec Corporation, Terumo Corporation and Terumo Heart, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORATEC CORPORATION

By:	/s/ Taylor C. Harris
Taylor C. Harris
Vice President and Chief Financial Officer

Date: June 30, 2013

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EXHIBIT INDEX

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated as of June 30, 2013, by and among Thoratec Corporation, Terumo Corporation and Terumo Heart, Inc.